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                                                                      EXHIBIT 5


                           GIORDANO, HALLERAN & CIESLA
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

                               PLEASE RESPOND TO:
                          U.S. POSTAL SERVICE ADDRESS:
                               POST OFFICE BOX 190
                          MIDDLETOWN, NEW JERSEY 07748

                                       OR:
                  HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:
                               125 HALF MILE ROAD
                           RED BANK, NEW JERSEY 07701

                                 (732) 741-3900
                               FAX: (732) 224-6599

                                 WWW.GHCLAW.COM


DIRECT DIAL NUMBER                     DIRECT EMAIL
(732) 219-5483                         pforlenza@ghclaw.com


                                       September 26, 2002

Stratus Services Group, Inc.
500 Craig Road
Manalapan, New Jersey 07726

Gentlemen:

      We refer to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), filed on or about this date by Stratus Services Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), to which this opinion letter is attached as an exhibit, for the registration of 8,910,000 shares (the
"Shares") of the Company's Common Stock, $.01 par value ("Common Stock") which are proposed to be offered and sold by the Company upon (i) the exercise of options or in connection with other awards granted to participants under the Company's 1999 Equity Incentive Plan, 2000 Equity Incentive Plan, 2001 Equity Incentive Plan, 2002 Equity Incentive Plan (each a "Plan" and collectively, the "Plans) and (ii) the Stock Option Agreement between the Company and Joseph J. Raymond dated as of April 15, 2000, the Stock Option Agreement between the Company and Joseph J. Raymond dated as of April 3, 2001, the Stock Option Agreement between the Company and Joseph J. Raymond dated as of March 28, 2002, the Employment Agreement dated September 1, 1997 between the Company and Joseph J. Raymond, the Executive Employment Agreement dated September 1, 1997 between the Company and J. Todd Raymond and the Executive Employment Agreement dated September 1, 1997 between the
Company and Michael A. Maltzman (each an "Agreement" and collectively, the "Agreements").

      We have examined the original or photostatic or certified copy of such documents, records and other information as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document

      OUR TRENTON OFFICE: 441 EAST STATE STREET, TRENTON, NEW JERSEY 08625,
                             PHONE: (609) 695-3900



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GIORDANO, HALLERAN & CIESLA
A PROFESSIONAL CORPORATION
    ATTORNEYS AT LAW


Stratus Services Group, Inc.
September 24, 2002
Page 2


submitted to us as a certified or photostatic copy, and the authenticity of the original of each such latter document. In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock when issued pursuant to the exercise of (a) an option or in connection with an award granted under a Plan or
(b) an option granted under an Agreement, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to their issuance.

      On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares have been duly and validly authorized and reserved for issuance and that upon the issuance of the Shares against payment therefore in accordance with the provisions of the applicable Plan or Agreement, the Shares will be validly issued, fully paid and non-assessable.

      We consent to the filing of the opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ GIORDANO, HALLERAN & CIESLA

                                       GIORDANO, HALLERAN & CIESLA
                                       A Professional Corporation

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